SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

       Date of Report: (Date of earliest event reported): March 14, 1997


                            BRAZOS SPORTSWEAR, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         DELAWARE                   0-18054                   91-1770931
 (STATE OF INCORPORATION)   (COMMISSION FILE NUMBER)       (IRS EMPLOYER
                                                        IDENTIFICATION NO.)
                              3860 VIRGINIA AVENUE
                             CINCINNATI, OHIO 45227
             (ADDRESS OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 (513) 272-3600
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                              SUN SPORTSWEAR, INC.
                            6520 SOUTH 190TH STREET
                             KENT, WASHINGTON 98032
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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ITEM 5.  OTHER EVENTS.

         On March 14, 1997, (i) the shareholders of Sun Sportswear, Inc., a Washington corporation ("Sun"), and the stockholders of BSI Holdings, Inc., a Delaware corporation ("BSI"), approved a Plan and Agreement of Merger dated November 13, 1996, as amended (the "Merger Agreement"), pursuant to which BSI was merged with and into Sun (the "Merger"), and Sun was renamed "Brazos Sportswear, Inc." (the "Combined Company") and (ii) the shareholders of Sun approved the reincorporation merger of Sun with and into a wholly-owned Delaware subsidiary of Sun, Brazos Sportswear, Inc. (the "Reincorporation"), to occur immediately following the Merger, and, in connection therewith, the implementation of a one-for-five reverse stock split.

         Pursuant to the Merger, which became effective as of March 14, 1997:
(i) the holders of Sun common stock (other than Bank of America, doing business as Seafirst Bank ("Seafirst")) either (a) received cash in the amount of $2.20 per share for 50 % of their shares and retained 50 % of their Sun shares or (b) had the Sun shares converted into shares of the Combined Company; (ii) Seafirst received $3,477,548 in cash, a promissory note in the aggregate amount of $1,500,000 and converted 59.5 % of its Sun shares into shares of common stock of the Combined Company; (iii) each share of BSI common stock was converted into Combined Company common stock based on the conversion ratio of 37.912252-to-one; and (iv) each share of BSI preferred stock was converted into one share of Sun preferred stock.

         In connection with the Reincorporation, a one-for-five reverse stock split was effected. The holders of common stock of the Combined Company received one share of the Brazos Sportswear, Inc. common stock for five shares of Sun common stock held immediately prior to the Reincorporation. Holders of preferred stock of the Combined Company received one share of an equivalent series of Brazos Sportswear, Inc. preferred stock for each share of Combined Company preferred stock.

         The common stock of Sun has been registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As a result of the Reincorporation, pursuant to Rule 12g-3(a) under the Exchange Act, the common stock of Brazos Sportswear, Inc. is deemed to be registered pursuant to Section 12 of the Exchange Act. As a successor registrant, Brazos Sportswear, Inc. assumes the reporting obligations of Sun under Section 13 of the Exchange Act.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (a)FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.  Not applicable.

      (b)PRO FORMA FINANCIAL INFORMATION. Not applicable.

      (c)EXHIBITS.  Not Applicable.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


         DATED this 14th day of March, 1997.


                                          BRAZOS SPORTSWEAR, INC.


                                          By:/S/F. CLAYTON CHAMBERS
                                                F. Clayton Chambers,
                                                Vice President and Chief
                                                Financial Officer

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